Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
866-508-4969	415-433-3777	916-403-2790
Investorrelations@pacificethanol.com		paulk@pacificethanol.com

Pacific Ethanol Reports Fourth Quarter and Year-end 2015 Results

– Acquisition of Midwest assets contributed to 4Q15 net sales growth of 47% over prior year and record 4Q15 total gallons sold of 213.5 million –

– GAAP net loss per share was $0.03, adjusted net income per share was $0.02 and
Adjusted EBITDA was $9.0 million for 4Q15 –

Sacramento, CA, March 9, 2016 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels in the United States, reported its financial results for the three and twelve months ended December 31, 2015.

Neil Koehler, president and CEO, stated: “In 2015, we made significant progress in positioning the company for long-term growth. We completed our acquisition of Aventine in July, more than doubling our production capacity. Our expanded footprint is demonstrating operating benefits. The diversification of geography, technology, feedstocks and products strengthens our performance across margin cycles and provides a strong platform for growth.

“Looking ahead, we remain focused on improving our performance through further lowering production costs, expanding sales of higher value ethanol and co-products and reducing the carbon intensity of our ethanol.

“In the first quarter of 2016, we are moderating production levels to match supply and demand. While the demand for ethanol continues to grow, current industry ethanol inventories remain high. We are confident that the fundamentals of ethanol as a valuable source of octane and carbon reductions will support continued growth in demand and improved production margins.”

Financial Results for the Three Months Ended December 31, 2015

Net sales were $376.8 million for the fourth quarter of 2015, an increase of 47% when compared to $256.2 million for the fourth quarter of 2014.

Cost of goods sold was $367.2 million for the fourth quarter of 2015, compared to $237.8 million for the fourth quarter of 2014.

Gross profit was $9.5 million for the fourth quarter of 2015, compared a gross profit of $18.4 million for the fourth quarter of 2014, reflecting a decrease in production margins compared to the prior year.

Selling, general and administrative ("SG&A") expenses were $7.1 million for the fourth quarter of 2015, compared to $4.7 million for the fourth quarter of 2014.

1

Operating income for the fourth quarter of 2015 was $0.5 million, compared to $13.6 million for the fourth quarter of 2014.

Interest expense, net for the fourth quarter of 2015 was $5.4 million, compared to $1.1 million for the fourth quarter of 2014.

Provision (benefit) for income taxes for the fourth quarter of 2015 was a benefit of $3.9 million. This compares to an expense of $1.5 million for the fourth quarter of 2014.

Net loss available to common stockholders for the fourth quarter of 2015 was $1.1 million, or $0.03 per diluted share, and includes a non-cash $2.0 million asset impairment charge related to the write-off of accounting and information technology systems in connection with the company’s integration of Aventine’s business. This compares to net income available to common stockholders of $11.9 million, or $0.48 per diluted share, for the fourth quarter of 2014.

Adjusted net income was $0.7 million, or $0.02 per diluted share, for the fourth quarter of 2015, compared to adjusted net income of $9.7 million, or $0.39 per diluted share, in the fourth quarter of 2014.

Adjusted EBITDA was $9.0 million for the fourth quarter of 2015, compared to $16.3 million for the fourth quarter of 2014.

Cash and cash equivalents were $52.7 million at December 31, 2015, compared to $62.1 million at December 31, 2014.

Financial Results for the Twelve Months Ended December 31, 2015

Net sales were $1.2 billion for the full year 2015, compared to $1.1 billion for the same period of 2014.

Gross profit was $7.4 million for the full year 2015, compared to a gross profit of $108.5 million for the same period of 2014.

SG&A expenses were $23.4 million and included approximately $1.4 million in acquisition-related expenses for the full year 2015, compared to SG&A expenses of $17.1 million for the same period of 2014.

Operating loss for the full year 2015 was $18.0 million, compared to operating income of $91.4 million for the same period of 2014.

Net loss available to common stockholders was $20.1 million for the full year 2015, or $0.60 per diluted share, compared to net income available to common stockholders of $19.4 million, or $0.86 per diluted share, for the same period of 2014.

2

Adjusted net loss was $11.0 million, or $0.33 per diluted share, for the full year 2015, compared to adjusted net income of $59.3 million, or $2.62 per diluted share, for the same period of 2014.

Adjusted EBITDA was $14.1 million for the full year 2015, compared to $95.0 million for the same period of 2014.

Q4 Results Conference Call

Management will host a conference call at 8:00 a.m. PT/11:00 a.m. ET on March 10, 2016. Neil Koehler, Chief Executive Officer, and Bryon McGregor, Chief Financial Officer, will deliver prepared remarks followed by a question and answer session. The webcast for the call can be accessed from Pacific Ethanol's website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1-(970) 315-0267. The pass code will be 5933247#.

If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol's website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Thursday, March 10, 2016 through 11:59 p.m. Eastern Time on Thursday, March 17, 2016. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 5933247#.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted Net Income (Loss) as unaudited net income (loss) available to common stockholders before fair value adjustments and warrant inducements, purchase accounting adjustments, asset impairments and loss on extinguishments of debt. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest, provision (benefit) for income taxes, asset impairments, purchase accounting adjustments, fair value adjustments and warrant inducements, and depreciation and amortization. Tables are provided at the end of this release that provide a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to their most directly comparable GAAP measures. Management provides these non-GAAP measures so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted Net Income (Loss) and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered alternatives to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted Net Income (Loss) and Adjusted EBITDA have limitations as analytical tools and you should not consider these measures in isolation or as a substitute for analysis of the company's results as reported under GAAP.

3

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. With the addition of four Midwestern ethanol plants in July 2015, Pacific Ethanol more than doubled the scale of its operations, entered new markets, and expanded its mission to advance its position as an industry leader in the production and marketing of low carbon renewable fuels. Pacific Ethanol owns and operates eight ethanol production facilities, four in the Western states of California, Oregon and Idaho, and four in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 515 million gallons per year, produce over one million tons per year of ethanol co-products such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes ethanol and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol for Pacific Ethanol’s plants as well as for third parties, with over 800 million gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include the Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, market conditions, including the supply of and demand for ethanol and co-products; growth for these products; intentions concerning reducing production to better match supply and demand; expectations regarding improvements in operating efficiencies, production costs, and carbon intensity of ethanol produced; and statements about the benefits of the Aventine acquisition, including future financial and operating results, synergies and cost savings that may result from the acquisition; and Pacific Ethanol’s other plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business and risks associated with acquisition transactions. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products; fluctuations in the price of oil and gasoline; raw material costs, including ethanol production input costs; changes in governmental regulations and policies; and insufficient capital resources. These factors also include, among others, the inherent uncertainty associated with financial and other projections; integration of Aventine and the ability to recognize the anticipated synergies and benefits of the Aventine acquisition; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws and regulations; changes in tax laws or interpretations that could increase Pacific Ethanol’s consolidated tax liabilities; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 6, 2015.

[Tables Follow]

4

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Net sales	$376,757	$256,152	$1,191,176	$1,107,412
Cost of goods sold	367,234	237,774	1,183,766	998,927
Gross profit	9,523	18,378	7,410	108,485
Selling, general and administrative expenses	7,068	4,731	23,412	17,108
Asset impairments	1,970	–	1,970	–
Income (loss) from operations	485	13,647	(17,972)	91,377
Fair value adjustments and warrant inducements	228	2,205	1,641	(37,532)
Interest expense, net	(5,407)	(1,068)	(12,594)	(9,438)
Loss on extinguishments of debt	–	–	–	(2,363)
Other income (expense), net	2	(171)	18	(905)
Income (loss) before provision for income taxes	(4,692)	14,613	(28,907)	41,139
Provision (benefit) for income taxes	(3,939)	1,508	(10,034)	15,137
Consolidated net income (loss)	(753)	13,105	(18,873)	26,002
Net (income) loss attributed to noncontrolling interests	–	(587)	87	(4,713)
Net income (loss) attributed to Pacific Ethanol	$(753)	$12,518	$(18,786)	$21,289
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,265)
Income allocated to participating securities	$–	$(314)	$–	$(585)
Income (loss) available to common stockholders	$(1,072)	$11,885	$(20,051)	$19,439
Net income (loss) per share, basic	$(0.03)	$0.49	$(0.60)	$0.93
Net income (loss) per share, diluted	$(0.03)	$0.48	$(0.60)	$0.86
Weighted-average shares outstanding, basic	42,052	24,055	33,173	20,810
Weighted-average shares outstanding, diluted	42,052	24,633	33,173	22,669

5

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,
ASSETS	2015	2014
Current Assets:
Cash and cash equivalents	$52,712	$62,084
Accounts receivable, net	61,346	34,612
Inventories	60,820	18,550
Prepaid inventory	5,973	11,595
Income tax receivables	10,654	8,121
Other current assets	6,437	2,983
Total current assets	197,942	137,945
Property and equipment, net	464,960	155,302
Other Assets:
Intangible assets, net	2,678	2,786
Other assets	9,563	1,863
Total other assets	12,241	4,649
Total Assets	$675,143	$297,896

6

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2015	2014
Current Liabilities:
Accounts payable – trade	$30,520	$13,122
Accrued liabilities	10,072	6,203
Current portion – capital leases	4,248	4,077
Current portion – long-term debt	17,003	–
Accrued PE Op Co. purchase	3,828	–
Other current liabilities	7,238	2,045
Total current liabilities	72,909	25,447

Long-term debt, net of current portion	204,324	34,533
Capital leases, net of current portion	4,183	2,055
Warrant liabilities	273	1,986
Deferred tax liabilities	1,174	15,434
Other liabilities	20,736	459
Total Liabilities	303,599	79,914

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of December 31, 2015 and 2014 Series B: 927 shares issued and outstanding as of December 31, 2015 and 2014	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 38,975 and 24,500 shares issued and outstanding as of December 31, 2015 and 2014, respectively	39	25
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 3,540 and no shares issued and outstanding as of December 31, 2015 and 2014, respectively	4	–
Additional paid-in capital	902,843	725,813
Accumulated other comprehensive income	1,040	–
Accumulated deficit	(532,383)	(512,332)
Total Pacific Ethanol, Inc. Stockholders’ Equity	371,544	213,507
Noncontrolling interests	–	4,475
Total Stockholders’ Equity	371,544	217,982
Total Liabilities and Stockholders’ Equity	$675,143	$297,896

7

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands except per share data) (unaudited)	2015	2014	2015	2014
Net income (loss) available to common stockholders	$(1,072)	$11,885	$(20,051)	$19,439
Adjustments:
Fair value adjustments and warrant inducements	(228)	(2,205)	(1,641)	37,532
Asset impairments	1,970	–	1,970	–
Purchase accounting adjustments	–	–	8,700	–
Loss on extinguishments of debt	–	–	–	2,363
Total adjustments	1,742	(2,205)	9,029	39,895
Adjusted net income (loss)	$670	$9,680	$(11,022)	$59,334

Adjusted net income (loss) per share - diluted	$0.02	$0.39	$(0.33)	$2.62

Weighted-average shares outstanding, diluted	42,052	24,633	33,173	22,669

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2015	2014	2015	2014
Net income (loss) attributed to Pacific Ethanol	$(753)	$12,518	$(18,786)	$21,289
Adjustments:
Interest expense*	5,402	967	12,424	8,490
Provision (benefit) for income taxes*	(5,939)	1,637	(12,034)	15,109
Asset impairments	1,970	–	1,970	–
Purchase accounting adjustments	–	–	8,700	–
Fair value adjustments and warrant inducements	(228)	(2,205)	(1,641)	37,532
Depreciation and amortization expense*	8,529	3,413	23,448	12,581
Total adjustments	9,734	3,812	32,867	73,712
Adjusted EBITDA	$8,981	$16,330	$14,081	$95,001

________________

* Adjusted for noncontrolling interests.

8

Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2015	2014	2015	2014
Production gallons sold (in millions)	117.5	50.4	319.2	183.5
Ethanol third party gallons sold (in millions)	96.0	84.2	382.3	329.7
Total ethanol gallons sold (in millions)	213.5	134.6	701.5	513.2

Ethanol average sales price per gallon	$1.66	$2.15	$1.68	$2.48
Average CBOT ethanol price per gallon	$1.50	$1.80	$1.51	$2.07

Corn cost – CBOT equivalent	$3.72	$3.67	$3.77	$4.21
Average basis	$0.35	$1.30	$0.52	$1.24
Delivered cost of corn	$4.07	$4.97	$4.29	$5.45

Total co-product tons sold (1) (in thousands)	701.3	395.2	2,099.4	1,496.0
Co-product return % (2)	35.7%	28.5%	35.8%	32.5%

________________

   (1) Includes corn oil.

   (2) Co-product revenue as a percentage of delivered cost of corn.

####